                                                          EXHIBITS 12.1 and 12.2

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                 NINE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                 SEPTEMBER 30, 2001                   DECEMBER 31, 2000
                                                         ------------------------------------  ------------------------------------
                                                                         Supplemental (a)                      Supplemental (a)
                                                                   --------------------------            --------------------------
                                                                                      As                                    As
                                                                     Adjustment    Adjusted                Adjustment    Adjusted
                                                                     ----------    --------                ----------    --------
Income from continuing operations                         $144,989          $ -     $144,989    $165,456          $ -     $165,456
                                                         ------------------------------------  ------------------------------------

Add (Deduct):
Total income taxes                                         104,360            -      104,360     110,461            -      110,461
Interest on long-term debt                                  46,471        1,406       47,877      61,120        1,599       62,719
Other interest charges                                       5,195            -        5,195       9,056            -        9,056
Preferred stock dividends of subsidiary trust                6,047            -        6,047       7,980            -        7,980
Interest on leases                                             104            -          104         154            -          154
                                                         ------------------------------------  ------------------------------------
                                                           162,177        1,406      163,583     188,771        1,599      190,370
                                                         ------------------------------------  ------------------------------------

    Earnings available for fixed charges                   307,166        1,406      308,572     354,227        1,599      355,826
                                                         ------------------------------------  ------------------------------------

Fixed Charges:
Interest on long-term debt                                  46,471        1,406       47,877      61,120        1,599       62,719
Other interest charges                                       5,195            -        5,195       9,056            -        9,056
Preferred stock dividends of subsidiary trust                6,047            -        6,047       7,980            -        7,980
Interest on leases                                             104            -          104         154            -          154
                                                         ------------------------------------  ------------------------------------
    Total fixed charges                                     57,817        1,406       59,223      78,310        1,599       79,909
                                                         ------------------------------------  ------------------------------------

Ratio of earnings to fixed charges                            5.31            -         5.21        4.52            -         4.45
                                                         ====================================  ====================================

Preferred stock dividends                                  $ 3,483          $ -      $ 3,483     $ 4,955          $ -      $ 4,955
Ratio of net income before income taxes to net income       1.7198            -       1.7198      1.6676            -       1.6676
                                                         ------------------------------------  ------------------------------------
Preferred stock dividend requirements
     before income tax                                       5,990            -        5,990       8,263            -        8,263
                                                         ------------------------------------  ------------------------------------
Fixed charges plus preferred
     stock dividend requirements                            63,807        1,406       65,213      86,573        1,599       88,172
                                                         -----------------------------------   ------------------------------------

Ratio of earnings to fixed charges plus preferred stock
dividend requirements (pre-income tax basis)                  4.81            -         4.73        4.09            -         4.04
                                                         ====================================  ====================================

Note: (a) Amounts in the supplemental columns are to reflect MidAmerican Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                      TWELVE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                                       DECEMBER 31, 1999                     DECEMBER 31, 1998
                                                         ------------------------------------  ------------------------------------
                                                                         Supplemental (a)                      Supplemental (a)
                                                                   --------------------------            --------------------------
                                                                                      As                                    As
                                                                     Adjustment    Adjusted                Adjustment    Adjusted
                                                                     ----------    --------                ----------    --------
Income from continuing operations                         $127,331          $ -     $127,331    $115,593          $ -     $115,593
                                                         ------------------------------------  ------------------------------------

Add (Deduct):
Total income taxes                                          88,453            -       88,453      76,042            -       76,042
Interest on long-term debt                                  65,649        2,509       68,158      70,193        2,931       73,124
Other interest charges                                      11,249            -       11,249      14,128            -       14,128
Preferred stock dividends of subsidiary trust                7,980            -        7,980       7,980            -        7,980
Interest on leases                                             176            -          176         212            -          212
                                                         ------------------------------------  ------------------------------------
                                                           173,507        2,509      176,016     168,555        2,931      171,486
                                                         ------------------------------------  ------------------------------------

    Earnings available for fixed charges                   300,838        2,509      303,347     284,148        2,931      287,079
                                                         ------------------------------------  ------------------------------------

Fixed Charges:
Interest on long-term debt                                  65,649        2,509       68,158      70,193        2,931       73,124
Other interest charges                                      11,249            -       11,249      14,128            -       14,128
Preferred stock dividends of subsidiary trust                7,980            -        7,980       7,980            -        7,980
Interest on leases                                             176            -          176         212            -          212
                                                         ------------------------------------  ------------------------------------
    Total fixed charges                                     85,054        2,509       87,563      92,513        2,931       95,444
                                                         ------------------------------------  ------------------------------------

Ratio of earnings to fixed charges                            3.54            -         3.46        3.07            -         3.01
                                                         ====================================  ====================================

Preferred stock dividends                                  $ 4,955          $ -      $ 4,955     $ 4,952          $ -      $ 4,952
Ratio of net income before income taxes to net income       1.6947            -       1.6947      1.6578            -       1.6578
                                                         ------------------------------------  ------------------------------------
Preferred stock dividend requirements
   before income tax                                         8,397            -        8,397       8,209            -        8,209
                                                         ------------------------------------  ------------------------------------
Fixed charges plus preferred
   stock dividend requirements                              93,451        2,509       95,960     100,722        2,931      103,653
                                                         ------------------------------------  ------------------------------------

Ratio of earnings to fixed charges plus preferred stock
dividend requirements (pre-income tax basis)                  3.22            -         3.16        2.82            -         2.77
                                                         ====================================  ====================================


Note: (a) Amounts in the supplemental columns are to reflect MidAmerican Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                           MIDAMERICAN ENERGY COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                     TWELVE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                      DECEMBER 31, 1997                      DECEMBER 31, 1996
                                                        ------------------------------------   ------------------------------------
                                                                        Supplemental (a)                       Supplemental (a)
                                                                  --------------------------             --------------------------
                                                                                      As                                    As
                                                                     Adjustment    Adjusted                Adjustment    Adjusted
                                                                     ----------    --------                ----------    --------
Income from continuing operations                        $125,941          $ -     $125,941     $165,132          $ -     $165,132
                                                        ------------------------------------   ------------------------------------

Add (Deduct):
Total income taxes                                         76,317            -       76,317      112,927            -      112,927
Interest on long-term debt                                 78,120        3,760       81,880       79,434        3,615       83,049
Other interest charges                                     10,027            -       10,027       10,842            -       10,842
Preferred stock dividends of subsidiary trust               7,980            -        7,980          288            -          288
Interest on leases                                            268            -          268          375            -          375
                                                        ------------------------------------   ------------------------------------
                                                          172,712        3,760      176,472      203,866        3,615      207,481
                                                        ------------------------------------   ------------------------------------

    Earnings available for fixed charges                  298,653        3,760      302,413      368,998        3,615      372,613
                                                        ------------------------------------   ------------------------------------

Fixed Charges:
Interest on long-term debt                                 78,120        3,760       81,880       79,434        3,615       83,049
Other interest charges                                     10,027            -       10,027       10,842            -       10,842
Preferred stock dividends of subsidiary trust               7,980            -        7,980          288            -          288
Interest on leases                                            268            -          268          375            -          375
                                                        ------------------------------------   ------------------------------------
    Total fixed charges                                    96,395        3,760      100,155       90,939        3,615       94,554
                                                        ------------------------------------   ------------------------------------

Ratio of earnings to fixed charges                           3.10            -         3.02         4.06            -         3.94
                                                        ====================================   ====================================

Preferred stock dividends                                 $ 6,488          $ -      $ 6,488     $ 10,401          $ -     $ 10,401
Ratio of net income before income taxes to net income      1.6060            -       1.6060       1.6839            -       1.6839
                                                        ------------------------------------   ------------------------------------
Preferred stock dividend requirements
   before income tax                                       10,420            -       10,420       17,514            -       17,514
                                                        ------------------------------------   ------------------------------------
Fixed charges plus preferred
   stock dividend requirements                            106,815        3,760      110,575      108,453        3,615      112,068
                                                        ------------------------------------   ------------------------------------

Ratio of earnings to fixed charges plus preferred stock
dividend requirements (pre-income tax basis)                 2.80            -         2.73         3.40            -         3.32
                                                        ====================================   ====================================

Note: (a) Amounts in the supplemental columns are to reflect MidAmerican Energy's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.